As filed with the Securities and Exchange Commission on August 23, 2013

Registration No. 333-190194

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-0038620
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis T. Williams

President and Chief Executive Officer

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin Jon Layman Hogan Lovells US LLP 525 University Avenue Palo Alto, California 94301 (650) 463-4000	Francis W. Sarena Senior Vice President, General Counsel & Secretary Five Prime Therapeutics, Inc. Two Corporate Drive South San Francisco, California 94080 (415) 365-5600	David G. Peinsipp Charles S. Kim Andrew S. Williamson Cooley LLP 101 California Street San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Five Prime Therapeutics, Inc. is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-190194) (the “Registration Statement”) to file certain exhibits to the Registration Statement as indicated on the Index to Exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, the Index to Exhibits and the filed exhibits. Parts I and II are unchanged and have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, in the State of California, on this 23rd day of August, 2013.

FIVE PRIME THERAPEUTICS, INC.

By:	/s/ Lewis T. Williams, M.D., Ph.D.
Lewis T. Williams, M.D., Ph.D. Chief Executive Officer and President

Each person whose individual signature appears below hereby authorizes and appoints Lewis T. Williams and Francis W. Sarena and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any subsequent registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Lewis T. Williams, M.D., Ph.D. Lewis T. Williams, M.D., Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	August 23, 2013

/s/ Marc L. Belsky Marc L. Belsky	Vice President, Finance (Principal Financial and Accounting Officer)	August 23, 2013

* Brian G. Atwood	Chairman of the Board	August 23, 2013

* Franklin M. Berger	Director	August 23, 2013

* Fred E. Cohen, M.D., D.Phil.	Director	August 23, 2013

* R. Lee Douglas	Director	August 23, 2013

* Peder K. Jensen, M.D.	Director	August 23, 2013

* Mark D. McDade	Director	August 23, 2013

*By:	/s/ Francis W. Sarena
Francis W. Sarena Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1*	Form of Underwriting Agreement.

3.1#	Amended and Restated Certificate of Incorporation of the company, as currently in effect.

3.2#	Amended and Restated Bylaws of the company, as currently in effect.

3.3#	Amended and Restated Certificate of Incorporation of the company, to be in effect immediately prior to the completion of this offering.

3.4#	Amended and Restated Bylaws of the company, to be in effect immediately prior to the completion of this offering.

4.1*	Specimen Common Stock Certificate of the company.

4.2#	Form of Warrant to purchase Series A Convertible Preferred Stock.

4.3#	Warrant to purchase Series A Convertible Preferred Stock issued to General Electric Capital Corporation, dated as of January 26, 2004.

5.1*	Opinion of Hogan Lovells US LLP.

10.1#	Seventh Amended and Restated Investor Rights Agreement by and among the company and the investors named therein, dated as of April 16, 2012.

10.2+#	2002 Equity Incentive Plan.

10.3+#	Form of Option Agreement under 2002 Equity Incentive Plan.

10.4+#	2010 Equity Incentive Plan.

10.5+#	Form of Option Agreement under 2010 Equity Incentive Plan.

10.6+#	2013 Omnibus Incentive Plan.

10.7+#	Form of Incentive Stock Option Agreement under 2013 Omnibus Incentive Plan.

10.8+#	Form of Non-Qualified Option Agreement under 2013 Omnibus Incentive Plan.

10.9+#	Offer Letter Agreement by and between the company and Aron M. Knickerbocker, dated as of September 4, 2009.

10.10+#	Offer Letter Agreement by and between the company and Francis W. Sarena, dated as of December 2, 2010.

10.11+#	Executive Severance Benefits Agreement by and between the company and Lewis T. Williams, dated as of April 19, 2007.

10.12+#	Executive Severance Benefits Agreement by and between the company and Aron M. Knickerbocker, dated as of December 30, 2009.

10.13+#	Amendment No. 1 to the Executive Severance Benefits Agreement by and between the company and Aron M. Knickerbocker, effective December 5, 2012.

10.14+#	Executive Severance Benefits Agreement by and between the company and Francis W. Sarena, dated as of February 18, 2011.

10.15+#	Amendment No. 1 to the Executive Severance Benefits Agreement by and between the company and Francis W. Sarena, effective May 8, 2013.

10.16+#	Form of Indemnification Agreement by and between the company and each of its directors and officers.

10.17†#	Research Collaboration and License Agreement by and between the company and UCB Pharma S.A., dated as of March 14, 2013.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.18†#	License and Collaboration Agreement by and between the company and Human Genome Sciences, Inc., dated as of March 16, 2011.

10.19†#	Respiratory Diseases Research Collaboration and License Agreement by and between the company and Glaxo Group Limited, dated as of April 11, 2012.

10.20† #	Amendment No. 1 to the Respiratory Diseases Research Collaboration and License Agreement by and between the company and Glaxo Group Limited, dated as of August 9, 2012.

10.21†#	Research Collaboration and License Agreement by and between the company and GlaxoSmithKline LLC, dated as of July 29, 2010.

10.22†#	Amendment No. 1 to the Research Collaboration and License Agreement by and between the company and GlaxoSmithKline LLC, dated as of May 17, 2011.

10.23†#	Exclusive License Agreement by and between the company and Galaxy Biotech, LLC, dated as of December 22, 2011.

10.24†#	Exclusive License Agreement by and between the company and the Regents of the University of California, dated as of September 7, 2006.

10.25† #	Master Services Agreement by and between the company and Cytovance Biologics Inc., dated as of October 1, 2012.

10.26#	Lease by and between the company and Britannia Biotech Gateway Limited Partnership, dated as of March 22, 2010.

10.27#	Sublease by and between the company and AMGEN SF, LLC, dated as of March 22, 2010.

10.28+#	Stock Option Grant Notice by and between the company and Aron M. Knickerbocker, dated as of December 16, 2009.

10.29+#	Amendment to Stock Option by and between the company and Aron M. Knickerbocker, dated as of March 15, 2011.

10.30†#	Non-Exclusive License Agreement by and among the company, BioWa, Inc. and Lonza Sales AG, dated as of February 6, 2012.

10.31+#	2013 Employee Stock Purchase Plan.

10.32†	Non-Exclusive License Agreement by and between the company and the Board of Trustees of the Leland Stanford Junior University, dated as of February 1, 2006.

10.33†	Amendment No. 1 to the License Agreement effective February 1, 2006 by and between the company and Stanford University, dated as of January 22, 2010.

10.34†	Technology Licence Agreement by and between the company and National Research Council of Canada, effective October 23, 2003.

10.35†	Amending Agreement to the Technology Licence Agreement by and between the company and National Research Council of Canada, effective January 14, 2008.

21.1#	Subsidiaries of the company.

23.1#	Consent of Independent Registered Accounting Firm.

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (included on the signature page to this registration statement).

*	To be filed by subsequent amendment.

#	Previously filed.

+	Indicates a management contract or compensatory plan.

†	Registrant has requested confidential treatment for certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the Securities and Exchange Commission.